As filed with the Securities and Exchange Commission on February 28, 2007
                        Registration No. 333-____________

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      Under
                           The Securities Act of 1933

                              GULF RESOURCES, INC.
               (Exact name of issuer as specified in its charter)

             DELAWARE                                       13-3637458
     (State of incorporation)                           (I.R.S. Employer
                                                     Identification Number)

        CHEMING INDUSTRIAL PARK, UNIT - HAOYUAN CHEMICAL COMPANY LIMITED,
                  SHOUGUANG CITY, SHANDONG, P.R. CHINA 262714
                    (Address of principal executive offices)

                 GULF RESOURCES, INC. 2007 EQUITY INCENTIVE PLAN
                           (Full title of the plan(s))

                                    Ming Yang
                             Chief Executive Officer
                              Gulf Resources, Inc.
        Cheming Industrial Park, Unit - Haoyuan Chemical Company Limited,
                  Shouguang City, Shandong, P.R. China 262714
                     (Name and address of agent for service)

                                 (212) 561-3604
          (Telephone number, including area code, of agent for service)

                         CALCULATION OF REGISTRATION FEE

                                                                       Proposed          Proposed
                                                     Amount             Maximum           Maximum         Amount of
                                                      to be         Offering Price       Aggregate      Registration
  Title of Securities to be Registered           Registered (1)      Per Share (2)    Offering Price         Fee
Common Stock, par value $0.001 per share        5,000,000 shares         $1.75          $8,750,000         $268.63

(1) This Registration Statement covers 5,000,000 shares of Common Stock, $0.001 par value, of Gulf Resources, Inc. (the "Company") issuable pursuant to the Gulf Resources, Inc.2007 Equity Incentive Plan, together with the resale of any such shares deemed "control securities" or "restricted securities" granted to individuals who are "affiliates" of the Company. The terms "control securities" and "restricted securities" are as defined by Rule 405 and Rule 144, respectively, under the Securities Act of 1933, as amended.

(2) Estimated solely for the purpose of calculating the proposed maximum aggregate offering price and the registration fee pursuant to Rule 457 of the Securities Act, based upon the average of the high and low prices of Gulf Resources, Inc. common stock as reported on the Over The Counter Bulletin Board on February 26, 2007, under the symbol "GUFR"

This Registration Statement shall be deemed to cover an indeterminate number of additional shares of Gulf Resources, Inc. common stock, $0.001 par value, as may hereafter be offered or issued pursuant to the Gulf Resources, Inc. 2007 Equity Incentive Plan to prevent dilution resulting from stock splits, stock dividends or similar transactions effected without receipt of consideration.

                              Gulf Resources, Inc.
                       REGISTRATION STATEMENT ON FORM S-8

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

      The document(s) containing the information specified in Part I of Form S-8 will be sent or given to participants in the Gulf Resources, Inc. 2007 Equity Incentive Plan of Gulf Resources, Inc., a Delaware corporation (the "Company"), as specified by Rule 428(b)(1) promulgated by the Securities and Exchange Commission (the "Commission") pursuant to the Securities Act of 1933, as amended (the "Securities Act"). Such documents need not be filed with the Commission either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Securities Act Rule 424 in accordance with the Note to
Part I of Form S-8. These documents, and the documents incorporated by reference in this Registration Statement pursuant to Item 3 of Form S-8, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

                                     PART II

                 INFORMATION REQUIRED IN REGISTRATION STATEMENT

ITEM 3. Incorporation of Documents by Reference.

      Gulf Resources, Inc. (the "Company") incorporates by reference the following documents and information heretofore filed with the Securities and Exchange Commission (the "Commission"):

      (a) The Company's Annual Report on Form 10-KSB for the year ended November 30, 2006 (filed with the Commission on February 16, 2007).

      (b) The Company's Quarterly Report on Form 10-QSB and Form 10-QSB/A for the quarter ended August 31, 2006 (filed with the Commission on October 13, 2006 and October 16, 2006, respectively); for the quarter ended May 31, 2006 (filed with the Commission on August 10,
            2006); and the Company's Quarterly Report on Form 10-QSB and Form 10-QSB/A for the quarter ended February 28, 2006 (filed with the Commission on July 19, 2006 and September 21, 2006, respectively).

      (c) The Company's Current Reports on Form 8-K (filed with the Commission on February 20, 2007, February 9, 2007, January 4, 2007, December 12, 2006, October 20, 2006, August 31, 2006, August 15, 2006, July
            24, 2006; and May 5, 2006) and Form 8-K/ A (filed with the Commission on October 13, 2006, August 22, 2006, and August 22,
            2006)

      (d) The Company's Preliminary Information Statement (filed with the Commission on January 16, 2007, and September 8, 2006) and Definitive Information Statement (filed with the Commission on January 26, 2007, and September 19, 2006).

      (e) The Company's Schedule 14F-1 (filed with the Commission on August 31, 2006)

      (f) Description of the Registrant's Common Stock contained in the Registration Statement on Form SB-2 (filed with the SEC on June 25,
            1997), pursuant to the Securities Act of 1933, as amended (the "Securities Act"), including any amendment or report filed for the purpose of updating such description.

      All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") on or after the date of this Registration Statement prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing of such documents.

ITEM 4. Description of Securities.

      Not applicable. The class of securities to be offered is registered under
Section 12 of the Securities Exchange Act of 1934, as amended.

ITEM 5. Interests of Named Experts and Counsel.

      Not applicable.

ITEM 6. Indemnification of Directors and Officers.


      The Company's Certificate of Incorporation, (the "Certificate") provides that the Company shall indemnify to the fullest extent authorized by the Delaware General Corporation Law ("DGCL"), each person who is involved in any litigation or other proceeding because such person is or was a director or officer of the Company or is or was serving as an officer or director of another entity at the request of the Company, against expenses (including attorneys' fees), judgments, fines and amounts reasonably incurred in connection therewith.

      Section 145 of the DGCL permits a corporation to indemnify any director or officer of the corporation against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with any action, suit or proceeding brought by reason of the fact that such person is or was a director or officer of the corporation, if such person acted in good faith and in a manner that he or she reasonably believed to be in, or not opposed to, the best interests of the corporation, and, with respect to any criminal action or proceeding, if he or she had no reason to believe his or her conduct was unlawful. In a derivative action, (i.e., one brought by or on behalf of the corporation), indemnification may be made only for expenses, actually and reasonably incurred by any director or officer in connection with the defense or settlement of such an action or suit, if such person acted in good faith and in a manner that he reasonably believed to be in, or not opposed to, the best interests of the corporation, except that no indemnification shall be made if such person shall have been adjudged to be liable to the corporation, unless and only to the extent that the court in which the action or suit was brought shall determine that the defendant is fairly and reasonably entitled to indemnity for such expenses despite such adjudication of liability.

      Pursuant to Section 102(b)(7) of the DGCL, the Certificate eliminates the liability of a director or the corporation or its shareholders for monetary damages for such breach of fiduciary duty as a director, except for liabilities arising (i) from any breach of the director's duty of loyalty to the corporation or its shareholders, (ii) from acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under
Section 174 of the DGCL, or (iv) from any transaction from which the director derived an improper personal benefit

      Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

ITEM 7. Exemption from Registration Claimed.

      Inapplicable.

ITEM 8. Exhibits.

     Exhibit
     Number         Description

      4.1           Gulf Resources, Inc. 2007 Equity Incentive Plan.

      5.1           Opinion of Eaton & Van Winkle LLP

      23.1          Consent of Eaton & Van Winkle LLP is contained in Exhibit
                    5.1 to this Registration Statement.

      23.2          Consent of Pender, Newkirk & Company, LLP

ITEM 9 Undertakings.

(a)   The undersigned registrant hereby undertakes:

      (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

            (i) To include any prospectus required by section 10(a)(3) of the Securities Act;

            (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

            (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

      Provided, however, That:

            (A) Paragraphs (a)(1)(i) and (a)(1)(ii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Exchange Act that are incorporated by reference herein.

      (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant, Gulf Resources, Inc., a corporation organized and existing under the laws of the State of Delaware, certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, on this 27th day of February, 2007.


                                                Gulf Resources, Inc.


                                                By: /s/Ming Yang
                                                    ----------------------------
                                                    Ming Yang
                                                    Chief Executive Officer

                                POWER OF ATTORNEY

      KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Ming Yang, Naihui Miao, and Min Li, jointly and severally, his attorneys-in-fact, each with the power of substitution, for him in any and all capacities, to sign any and all amendments to this Registration Statement on Form S-8, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorneys-in-fact, or his substitute or substitutes, may do or cause to be done by virtue hereof.

      Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

Signature                           Title                                                 Date
---------                           -----                                                 ----
/s/ Ming Yang                       Chief Executive Officer and Chairman                  February 27, 2007
-----------------------------       (Principal Executive Officer)
(Ming Yang)


/s/ Min Li                          Chief Financial Officer                               February 27, 2007
-----------------------------       (Principal Financial and Accounting Officer)
(Min Li)


/s/ Naihui Miao                     Secretary and Director                                February 27, 2007
-----------------------------
(Naihui Miao)

                                INDEX TO EXHIBITS

Exhibit
Number              Description

4.1                 Gulf Resources, Inc. 2007 Equity Incentive Plan.

5.1                 Opinion of Eaton & Van Winkle LLP

23.1                Consent of Eaton & Van Winkle LLP is contained in Exhibit
                    5.1 to this Registration Statement.

23.2                Consent of Pender, Newkirk & Company, LLP